Exhibit 99.1

IntelGenx Corp. Comments on CPI-300 Patent Infringement Complaint

SAINT LAURENT, QUEBEC--(Marketwire - 08/21/09) - IntelGenx Corp. (TSX-V:IGX) (OTC.BB:IGXT ("IntelGenx") previously announced that the New Drug Application (NDA) filing for the antidepressant CPI-300, which it developed with Cary Pharmaceuticals ("Cary Pharma") had been accepted by the U.S. Food and Drug Administration (FDA) for standard review. CPI-300 is a novel, high strength of Bupropion HCl, the active ingredient in Wellbutrin XL®. As required in connection with the filing of the NDA, IntelGenx’s development partner Cary Pharma, which serves as the NDA applicant, provided notice of the NDA filing to Biovail Laboratories SLR (Biovail) which holds the patent for Wellbutrin XL. In such notice, Cary Pharma contended that CPI-300 would not infringe Biovail’s patents. On August 18, 2009, IntelGenx learned that Cary Pharma was named in a lawsuit filed by Biovail in the U.S. District Court for the District of Delaware for patent infringement under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984, known as the "Hatch-Waxman Act," with respect to Biovail’s U.S. Patent No. 6,096,341. Pursuant to the Hatch-Waxman Act, the filing of the patent infringement lawsuit against Cary Pharma by Biovail instituted an automatic stay of any FDA approval of the NDA until the earlier of a judgment or January 3, 2012. The Biovail lawsuit seeks to prevent the manufacture or sale of CPI-300 during the life of the Biovail patent. Although IntelGenx is not a party to the action, any decision could have an effect on IntelGenx’s potential revenues relating to CPI-300. Cary Pharma and IntelGenx believe that CPI-300 does not infringe Biovail’s patent and will vigorously assert their rights.

"Since litigation is often part of the Hatch-Waxman process, Biovail’s lawsuit did not take us by surprise and we are prepared for it" said Dr. Horst G. Zerbe, President and Chief Executive Officer of IntelGenx . "We have a strong position for a favorable resolution and will vigorously pursue such an outcome. We remain very excited about the potential for CPI-300".

IntelGenx and Cary Pharma entered into a Collaborative Agreement in November 2007 to jointly develop and commercialize CPI-300 using IntelGenx's proprietary oral delivery technology.

CPI-300:

CPI-300 was formulated using IntelGenx's proprietary controlled release technology. It contains a new strength of a widely prescribed antidepressant. CPI-300 was developed to broaden the dosing options for physicians while providing a more convenient dosing option for patients requiring a higher strength of the products currently available. It will be indicated for the treatment of major depressive disorder.

About IntelGenx Corp.:

IntelGenx Corp. is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. The Company uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. The Company's research and development pipeline includes products for the treatment of pain, hypertension, osteoarthritis, and depressive disorders. More information is available about the Company at http://www.intelgenx.com/.

Cautionary Note Regarding Forward Looking Statements:

This document contains forward-looking information about the Company's operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx's plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx's actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx's annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the United States Securities and Exchange Commission and available at http://www.sec.gov/. The Company assumes no obligation to update any such forward-looking statements.

The TSX Venture Exchange and OTC Bulletin Board have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.